UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2005 (March 31, 2005)

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business Operations

Item 1.01 Material Definitive Agreement

On April 1, 2005, Avery Dennison Corporation (the “Company”) announced the promotion of Daniel R. O’Bryant from Senior Vice President, Finance and Chief Financial Officer to Executive Vice President, Finance and Chief Financial Officer, effective April 1, 2005, and entered into a retention agreement with Mr. O’Bryant on March 31, 2005, under which he will remain employed by the Company in this position and the Company agreed to (i) contribute $1 million on April 1, 2005 to Mr. O’Bryant’s deferred compensation account, which contribution (and any earnings thereon) will vest at age 55; (ii) grant to him 30,000 shares of restricted stock, which will vest in two equal installments on April 1, 2009 and August 14, 2012; and (iii) during the period 2005 – 2011, grant to him incremental options each year equal to $180,000 divided by the Black-Scholes value of the Company’s stock used at the time of the annual stock option grant, with such options to vest under the same terms as other annual options granted to Mr. O’Bryant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Dated: April 1, 2005

AVERY DENNISON CORPORATION

By:	/s/ PHILIP M. NEAL
Philip M. Neal
Chairman and Chief Executive Officer